Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TracFone Wireless, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3 of América Móvil, S.A. de C.V. and Radiomóvil Dipsa, S.A. de C.V., of our report dated February 3, 2006, relating to the consolidated financial statements of TracFone Wireless, Inc. for the years ended December 31, 2005 and 2004, appearing in the Annual Report, Form 20-F, of América Móvil, S.A. de C.V. for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Miami, Florida

September 26, 2006